UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
  (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. -  Matters  Related  to  Accountants  and  Financial Statements

Item 4.02     Non-Reliance  on Previously Issued Financial Statements or a RelatedAudit  Report  or  Completed  Interim  Review.

On  December 17,  2008,  the Audit Committee of Pomeroy IT Solutions, Inc.(the  "Company"),  concluded that the previously issued financial statements for the fiscal years ended January 5, 2008, 2007 and 2006 as reported in the Form 10-K should  no  longer  be  relied  upon  due to classification errors.  The classification errors relate to the following:
•
The Company’s treatment of classifying cash flows from floor plan financing arrangements with a third party lender that is not a supplier as operating cash flows instead of financing cash flows.  In addition, as a result of this change in classification, a portion of amounts paid under the floor plan should be reclassified from cost of sales to interest expense on the income statement.  In the Form 10-Q for the quarter ended October 5, 2008, the Company corrected its treatment of the floor plan financing arrangements with a third party lender and classified the floor plan financing as a financing activity.

•
Certain payroll related expenses for personnel providing services to customers, which had been included in operating expenses rather than costs of sales for the fiscal years prior to 2008.    The correction of the classification of these expenses has no impact on the total reported net income (loss), or earnings (loss) per share.  However, it did change the reported gross profit.  The Company disclosed the impact of the reclassifications in the Form 10-Q’s for the quarters ended April 5, 2008, July 5, 2008 and October 5, 2008.

The errors in the classifications were disclosed in the Company’s quarterly report on Form 10-Q for the third quarter ended October 5, 2008 (the “Third Quarter Report”) and the classifications were corrected for the financial results reported for the third quarter.  In addition, the Company disclosed in the Third Quarter Report the impact of the corrections on the statement of operations and statement of cash flows for the four quarters of the fiscal year ended January 5, 2008 and the full fiscal years ended January 5, 2008, 2007 and 2006 in Note 1 to the financial statements included with the Third Quarter Report and again under Item 5 - Other Information of Part II of the Third Quarter Report.  These corrections did not change the Company’s reported net income (loss) or earnings (loss) per share for any of these periods.

The Company is in the process of completing a comprehensive review of these reclassifications and updating its Form 10-K in its entirety to reflect these reclassifications. The Company expects to file an amended annual report on Form 10-K for the 2007 fiscal year ended January 5, 2008 Form 10-K on or before January 30, 2009.

The Audit Committee has discussed with the Company's independent accountant the matters disclosed herein.

Section 8 -- Other Events

Item 8.01 Other Events.

On December 23, 2008, the Company announced that it will restate its consolidated financial statements for the fiscal years ended January 5, 2008, 2007, and 2006, in order to correct certain classification errors.  The restatement of the Company’s consolidated financial statements for such fiscal periods will have no effect on previously reported net income and earnings per share, but will reflect the correction of two specific classification errors.  The Company’s previously issued financial statements for the fiscal years ended January 5, 2008, 2007 and 2006 should no longer be relied upon.  The Company expects to file an amended annual report on Form 10-K for the 2007 fiscal year ended January 5, 2008, on or before January 30, 2009.

The press release announcing the Company’s impending restatement is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press release dated December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: December 23, 2008	By: /s/ Keith R. Coogan
Keith R. Coogan, President and Chief Executive Officer